Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-235429 of Protective Life Insurance Company of our report dated March 25, 2019 relating to the financial statements and financial statement schedules which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Birmingham, Alabama

May 21, 2020